Exhibit 3.1
EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MIDDLEBROOK PHARMACEUTICALS, INC.
* * * * * *
     MiddleBrook Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     1. The name of the Corporation is MiddleBrook Pharmaceuticals, Inc. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of the State of Delaware on December 16, 1999 under the name of Advanced Pharma, Inc. A Restated Certificate of Incorporation of the Corporation was filed by the Corporation with the Secretary of the State of Delaware on January 7, 2000. A Second Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on November 13, 2000. A Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on April 24, 2001. A Certificate of Amendment to the Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 16, 2001. A Certificate of Amendment to the Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 20, 2001. A Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on October 25, 2001. A Certificate of Amendment to the Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on February 4, 2002. A Fifth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 1, 2003. A Certificate of Amendment to the Fifth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 25, 2003. A Second Certificate of Amendment to the Fifth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on October 7, 2003. A Sixth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on October 22, 2003. A Seventh Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on June 28, 2007.
     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by amending ARTICLE VI, Directors.
     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

ARTICLE I
Name
     The name of the corporation is MiddleBrook Pharmaceuticals, Inc.
ARTICLE II
Purpose
     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.
ARTICLE III
Capital Stock
     The total number of shares which the Corporation shall have authority to issue is 250,000,000 consisting of 225,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
     The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.
     Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Eighth Amended and Restated Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Eighth Amended and Restated Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock).

ARTICLE IV
Registered Agent
     The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.
ARTICLE V
Management of the Affairs of the Corporation
     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Eighth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
     B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
     C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
     D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or by the Board acting pursuant to a resolution adopted by a majority of the Whole Board, and any power of stockholders to call a special meeting is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. For purposes of this Eighth Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors of the Corporation whether or not there exist any vacancies in previously authorized directorships.
ARTICLE VI
Directors
     A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board. Subject to the provisions of

Section C of this Article VI, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2005, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2006, with each class to hold office until its successor is duly elected and qualified. Subject to the provisions of Section C of this Article VI, at each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding and the provisions of Section C of this Article VI, and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No reduction in the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.
     C. Notwithstanding anything contained in Section A and B of this Article VI to the contrary, beginning at the 2010 annual meeting of stockholders, directors shall be elected annually for terms of one year, except that any director whose term expires at the 2011 annual meeting of stockholders or the 2012 annual meeting of stockholders shall continue to hold office until the end of the term for which such director was elected or appointed and until such director’s successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Accordingly, (i) at the 2010 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2011 annual meeting of stockholders; (ii) at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of stockholders; and (iii) at the

2012 annual meeting of Stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2013 annual meeting of stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders. No reduction in the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.
     D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
     E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by statute, by the Eighth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, any director, or all of the directors, may be removed from the Board, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors, voting together as a single class.
ARTICLE VII
Bylaws
     The Board is expressly empowered to adopt, amend or repeal any of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Eighth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal all or any portion of the following portions of the Bylaws of the Corporation: Article II, Section 3.2, Section 3.3, Section 3.4, Section 3.14, Article VI or Article IX.
ARTICLE VIII
Limitation of Liability
     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article VIII shall eliminate or limit the liability of a director:
     (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;
     (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     (c) under Section 174 of the General Corporation Law; or
     (d) for any transaction from which the director derived improper personal benefit.
     If the General Corporation Law or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article VIII.
     No amendment to or repeal of this Article VIII shall eliminate or limit the liability of any director of the Corporation for or with respect to any act or omission occurring prior to the date when such amendment or repeal becomes effective.
ARTICLE IX
Indemnification
     The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, employer or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. Such rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.
ARTICLE X
Amendments and Repeal
     The Corporation reserves the right to amend or repeal any provision contained in this Eighth Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Eighth Amended and Restated Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Eighth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article X, Article V, Article VI, Article VII, Article VIII or Article IX.

     4. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the Stockholders and the Board of Directors in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, MiddleBrook Pharmaceuticals, Inc. has caused this Eighth Amended and Restated Certificate of Incorporation to be signed by John Thievon, its President and Chief Executive Officer, this 23rd day of June, 2009.

By:	/s/ John Thievon
John Thievon
President and Chief Executive Officer